Exhibit 99

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Third Quarter 2018 Financial Results

•	Q3 Sales Increase 23 Percent to $8.1 Billion

•	Q3 Operating Income Increases 41 Percent to $1.2 billion

•	Q3 Segment Operating Income Increases 29 Percent to $979 million

•	Q3 EPS Increase 78 Percent to $6.54

•	Backlog Increases to $52.6 billion

•	2018 EPS Guidance Increased to $18.75 to $19.00

•	2018 Free Cash Flow Guidance Range Increased to $2.5 - $2.7 Billion

FALLS CHURCH, Va. – Oct. 24, 2018 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2018 sales increased 23 percent to $8.1 billion. Third quarter 2018 net earnings increased 78 percent to $1.1 billion, or $6.54 per diluted share, compared with $643 million, or $3.67 per diluted share, in the prior year period. The third quarter includes the first full quarter of Innovation Systems results. These additional earnings were partially offset by pre-tax merger-related expenses of $97 million. Third quarter 2018 earnings also include a pre-tax benefit of $223 million resulting from the settlement of cost claims.
“Our third quarter results demonstrated solid growth and strong performance from our operations, including the first full quarter of Innovation Systems, as we continue to position the company for long-term profitable growth,” said Wes Bush, chairman and chief executive officer.
“We're pleased with this quarter's results and excited about our company's future. As we continue integrating Innovation Systems, we're aggressively addressing the enhanced opportunity set resulting from our combination,” said Kathy Warden, president and chief operating officer.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2018 Financial Results	2

Table 1 — Consolidated Operating Results Highlights

	Third Quarter		Nine Months
($ in millions, except per share amounts)	2018	2017	2018	2017
Sales	$8,085	$6,569	$21,939	$19,452
Segment operating income[1]	979	756	2,520	2,256
Segment operating margin rate[1]	12.1%	11.5%	11.5%	11.6%
Net FAS (service)/CAS pension adjustment	176	170	440	478
Unallocated corporate expense and other
Merger-related items[2]	(97)	—	(127)	—
Other items	120	(89)	22	(162)
Operating income	1,178	837	2,855	2,572
Operating margin rate	14.6%	12.7%	13.0%	13.2%
Interest expense	(133)	(73)	(420)	(224)
Net FAS (non-service) pension benefit (expense)	135	2	380	(33)
Other, net	57	16	142	67
Earnings before income taxes	1,237	782	2,957	2,382
Federal and foreign income tax expense	(93)	(139)	(385)	(534)
Net earnings	$1,144	$643	$2,572	$1,848
Diluted EPS	6.54	3.67	14.68	10.52

Weighted average shares outstanding — Basic	174.1	174.2	174.3	174.5
Dilutive effect of share-based awards	0.8	1.1	0.9	1.1
Weighted average shares outstanding — Diluted	174.9	175.3	175.2	175.6

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
2
Merger-related items include amortization of purchased intangible assets and the additional depreciation expense related to the step-up in fair value of acquired Orbital ATK property, plant and equipment. These items are included in unallocated corporate expense as they are not considered part of management's evaluation of segment operating performance.

The company’s third quarter 2018 results reflect the adoption of Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Accounting Standards Update (ASU) No. 2017-07, Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, using the full retrospective method. Schedules 4 and 5 at the end of this release present comparable prior period consolidated and segment financial information recast to reflect the adoption of these standards.
Third quarter 2018 sales increased 23 percent, due to the acquisition of Innovation Systems and higher sales at Aerospace Systems and Mission Systems, partially offset by lower sales at Technology Services. Third quarter segment operating income increased $223 million, and segment operating margin rate increased to 12.1 percent, reflecting the first full quarter of Innovation Systems and performance improvement at Mission Systems and Aerospace Systems.
Third quarter 2018 operating income and margin rate increased to $1.2 billion and 14.6 percent, respectively, due to the 29 percent increase in segment operating income and a $112 million decline in unallocated corporate expense. Lower unallocated corporate expense principally reflects the settlement of cost claims, partially offset by $97 million in expenses principally related to the Innovation Systems acquisition, as well as $32 million of higher deferred state taxes and legal expenses.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2018 Financial Results	3

Third quarter interest expense increased $60 million, which reflects the company’s issuance in October 2017 of $8.25 billion of debt to finance the Innovation Systems acquisition. Other, net increased $41 million and includes a $21 million gain on the sale of an investment.
The company’s third quarter federal and foreign income tax expense declined to $93 million, reflecting the benefit of the Tax Cuts and Jobs Act of 2017, which reduced the federal statutory tax rate to 21 percent from 35 percent, a $35 million benefit from pension contributions related to the filing of our 2017 tax return, and a $70 million benefit recognized for additional research credits and manufacturing deductions related to prior years.

Table 2 — Cash Flow Highlights

	Third Quarter		Nine Months
($ millions)	2018	2017	2018	2017
Cash provided by operating activities before after-tax discretionary pension contribution[1]	$975	$938	$1,613	$1,006
After-tax discretionary pension contribution impact	(163)	—	(163)	—
Net cash provided by operating activities	$812	$938	$1,450	$1,006
Less: capital expenditures	(282)	(217)	(786)	(650)
Free cash flow[1]	$530	$721	$664	$356
After-tax discretionary pension contribution impact	163	—	163	—
Free cash flow before after-tax discretionary pension contribution[1]	$693	$721	$827	$356

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
Third quarter 2018 cash provided by operating activities before the after-tax discretionary pension contribution increased to $975 million from $938 million in the prior year period. The company made a $250 million discretionary contribution to its pension plans in the third quarter of 2018. After capital expenditures of $282 million, third quarter 2018 free cash flow before the after-tax discretionary pension contribution was $693 million.
Year to date through Sept. 30, 2018, cash provided by operating activities before the after-tax discretionary pension contribution increased $607 million to $1.6 billion from $1.0 billion in the prior year. The increase is principally due to higher earnings and improved trade working capital performance. After capital expenditures of $786 million, free cash flow before the after-tax discretionary pension contribution through Sept. 30, 2018 was $827 million.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2018 Financial Results	4

Table 3 — Segment Operating Results

	Third Quarter			Nine Months
($ millions)	2018	2017	Change	2018	2017	Change
Sales
Aerospace Systems	$3,282	$3,125	5%	$9,899	$9,112	9%
Innovation Systems	1,415	—		1,815	—
Mission Systems	2,911	2,836	3%	8,668	8,495	2%
Technology Services	1,040	1,183	(12%)	3,232	3,535	(9%)
Intersegment eliminations	(563)	(575)		(1,675)	(1,690)
	8,085	6,569	23%	21,939	19,452	13%
Segment operating income[1]
Aerospace Systems	376	344	9%	1,074	987	9%
Innovation Systems	161	—		200	—
Mission Systems	399	359	11%	1,122	1,102	2%
Technology Services	111	124	(10%)	328	378	(13%)
Intersegment eliminations	(68)	(71)		(204)	(211)
Segment operating income[1,2]	979	756	29%	2,520	2,256	12%
Segment operating margin rate[1]	12.1%	11.5%	60 bps	11.5%	11.6%	(10) bps

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
[2]	Refer to Table 1 for reconciliation to operating income.
Aerospace Systems

	Third Quarter			Nine Months
($ in millions)	2018	2017	Change	2018	2017	Change
Sales	$3,282	$3,125	5%	$9,899	$9,112	9%
Operating income	376	344	9%	1,074	987	9%
Operating margin rate	11.5%	11.0%		10.8%	10.8%
Aerospace Systems third quarter 2018 sales increased 5 percent, principally due to higher Manned Aircraft sales. Higher volume for restricted activities and the F-35 program were the primary drivers of higher Manned Aircraft volume. Autonomous Systems also had higher sales than in the prior year period, principally due to higher volume for the Triton program. Higher sales in these areas were partially offset by lower volume in Space.
Aerospace Systems third quarter 2018 operating income increased 9 percent, and operating margin rate increased to 11.5 percent. Higher operating income reflects higher sales and higher operating margin rate reflects improved performance for Manned Aircraft and Autonomous Systems programs.
Innovation Systems

	Third Quarter			Nine Months
($ in millions)	2018	2017	Change	2018	2017	Change
Sales	$1,415	$—		$1,815	$—
Operating income	161	—		200	—
Operating margin rate	11.4%	—		11.0%	—
Innovation Systems third quarter 2018 sales increased 16 percent, compared with $1.2 billion pro forma sales in the third quarter of 2017 (see Note 2 to the financial statements in our quarterly report on

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2018 Financial Results	5

Form 10-Q for the quarter ended Sept. 30, 2018 for consolidated pro forma information). The sales increase was due to higher volume on Defense Systems, Flight Systems and Space Systems programs. Defense Systems sales reflect increased volume on armament systems and missile product programs. Flight Systems sales were primarily driven by higher volume on propulsion systems and launch vehicles programs. Space Systems sales increased primarily due to higher government satellite volume.
Innovation Systems third quarter 2018 operating income totaled $161 million and operating margin rate was 11.4 percent.
Mission Systems

	Third Quarter			Nine Months
($ in millions)	2018	2017	Change	2018	2017	Change
Sales	$2,911	$2,836	3%	$8,668	$8,495	2%
Operating income	399	359	11%	1,122	1,102	2%
Operating margin rate	13.7%	12.7%		12.9%	13.0%
Mission Systems third quarter 2018 sales increased 3 percent principally due to higher volume for Sensors and Processing programs, partially offset by lower volume for Advanced Capabilities and Cyber and ISR. Higher Sensors and Processing sales are primarily due to higher volume on restricted, electro-optical/infrared self-protection and communications programs, as well as on the F-35 program. Lower Advanced Capabilities sales reflect lower volume on the Joint National Integration Center Research and Development (JRDC) program and follow on activity, partially offset by higher volume on the Integrated Air and Missile Defense Battle Command System (IBCS) program. Lower Cyber and ISR sales reflect ramp-down on an ISR program.
Mission Systems third quarter operating income increased 11 percent, and operating margin rate increased to 13.7 percent. The increase in operating income reflects higher sales volume and improved performance across all three business areas.
Technology Services

	Third Quarter			Nine Months
($ in millions)	2018	2017	Change	2018	2017	Change
Sales	$1,040	$1,183	(12%)	$3,232	$3,535	(9%)
Operating income	111	124	(10%)	328	378	(13%)
Operating margin rate	10.7%	10.5%		10.1%	10.7%
Technology Services third quarter 2018 sales decreased 12 percent due to the completion of several programs, including JRDC, Virginia Information Technologies Agency (VITA), and KC-10. These declines were partially offset by higher volume on several other programs, principally in Global Logistics and Modernization, including the Special Electronic Mission Aircraft program.
Technology Services third quarter 2018 operating income decreased 10 percent and operating margin rate increased to 10.7 percent. Lower operating income reflects lower sales volume, partially offset by improved performance.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2018 Financial Results	6

2018 Guidance
2018 financial guidance reflects the company’s judgment based on the information available to the company at the time of this release.

2018 Guidance
($ in millions, except per share amounts)	As of 7/25/18			As of 10/24/18

Sales	~30,000			~30,000

Segment operating margin %[1]	Low - mid 11%			Mid 11%

Total net FAS/CAS pension adjustment[2]	~1,080			~1,110

Unallocated corporate expenses[3]	~425			~265

Operating margin %	High 11%			Mid 12%

Net interest expense[4]	~520			~500

Effective tax rate %	Mid 16%			Mid 13%

Diluted EPS	16.60	—	16.85	18.75	—	19.00

Capital expenditures	~1,150			~1,150

Free cash flow[1,5]	2,400	—	2,600	2,500	—	2,700

[1] Non-GAAP measure - see definitions at the end of this earnings release.
[2] Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes expected 2018 CAS pension cost of $1 billion and FAS pension benefit of $110 million. In accordance with ASU No. 2017-07, $405 million of FAS (service-related) pension cost is reflected in operating income and $515 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income. See Schedule 4 for further information.

[3] Reflects $223 million Q3 2018 cost claims settlement and includes $225 million of estimated expense for Merger-related items including amortization of purchased intangible assets and the additional depreciation expense related to the step-up in fair value of acquired Orbital ATK property, plant and equipment. These items are included in unallocated corporate expense as they are not considered part of management's evaluation of segment operating performance.

[4] Includes full year of net interest expense for $8.25 billion debt issued in October 2017 to finance the Orbital ATK acquisition, as well as estimated net interest for the company’s remaining debt.
[5] 2018 Free cash flow guidance is after a $250 million discretionary pension contribution.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2018 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern Time on October 24, 2018. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, space, strike, and logistics and modernization to customers worldwide. Please visit www.northropgrumman.com and follow us on twitter, @NGCNews, for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K, the section entitled “Risk Factors” in the Form 10-Q for the quarter ended June 30, 2018 and in other filings with the Securities and Exchange Commission (SEC). They include:

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. government funding more broadly

•	investigations, claims, disputes, enforcement actions and/or litigation

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, laws and regulations

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals and components

•
changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. government as to our compliance with such laws and regulations, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2018 Financial Results	8

•	the ability to maintain a qualified workforce

•
our ability to meet performance obligations under our contracts, including obligations that are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural and/or environmental disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•	products and services we provide related to hazardous and high risk operations, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other post-retirement benefit plans and legislative or other regulatory actions impacting our pension, post-retirement and health and welfare plans

•	our ability successfully to integrate the Orbital ATK business and realize fully the anticipated benefits of the acquisition, without adverse consequences

•	our ability to exploit or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	the components, production and use of certain of our products involve hazardous and significant risks

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	qualification of the Alliant Techsystems Inc. spin-off of Vista Outdoor Inc. as a tax-free transaction
Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K, the section entitled “Risk Factors” in the Form 10-Q for the quarter ended June 30, 2018 and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2018	2017	2018	2017
Sales
Product	$5,614	$4,183	$14,693	$12,217
Service	2,471	2,386	7,246	7,235
Total sales	8,085	6,569	21,939	19,452
Operating costs and expenses
Product	4,229	3,189	11,188	9,209
Service	1,861	1,864	5,629	5,608
General and administrative expenses	817	679	2,267	2,063
Operating income	1,178	837	2,855	2,572
Other (expense) income
Interest expense	(133)	(73)	(420)	(224)
Net FAS (non-service) pension benefit (expense)	135	2	380	(33)
Other, net	57	16	142	67
Earnings before income taxes	1,237	782	2,957	2,382
Federal and foreign income tax expense	93	139	385	534
Net earnings	$1,144	$643	$2,572	$1,848

Basic earnings per share	$6.57	$3.69	$14.76	$10.59
Weighted-average common shares outstanding, in millions	174.1	174.2	174.3	174.5

Diluted earnings per share	$6.54	$3.67	$14.68	$10.52
Weighted-average diluted shares outstanding, in millions	174.9	175.3	175.2	175.6

Net earnings (from above)	$1,144	$643	$2,572	$1,848
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	84	99	256	300
Change in cumulative translation adjustment	(2)	—	(4)	—
Other, net	(1)	—	(5)	3
Other comprehensive income, net of tax	81	99	247	303
Comprehensive income	$1,225	$742	$2,819	$2,151

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	September 30, 2018	December 31, 2017
$ in millions
Assets
Cash and cash equivalents	$1,228	$11,225
Accounts receivable, net	1,702	1,054
Unbilled receivables, net	5,600	3,465
Inventoried costs, net	719	398
Prepaid expenses and other current assets	883	445
Total current assets	10,132	16,587
Property, plant and equipment, net of accumulated depreciation of $5,307 for 2018 and $5,066 for 2017	6,025	4,225
Goodwill	18,642	12,455
Intangible assets, net	1,460	52
Deferred tax assets	69	447
Other non-current assets	1,615	1,362
Total assets	$37,943	$35,128

Liabilities
Trade accounts payable	$1,939	$1,661
Accrued employee compensation	1,645	1,382
Advance payments and amounts in excess of costs incurred	1,686	1,761
Other current liabilities	2,769	2,288
Total current liabilities	8,039	7,092
Long-term debt, net of current portion of $517 for 2018 and $867 for 2017	13,889	14,399
Pension and other post-retirement benefit plan liabilities	5,394	5,511
Other non-current liabilities	1,518	994
Total liabilities	28,840	27,996

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2018—173,727,400 and 2017—174,085,619	174	174
Paid-in capital	—	44
Retained earnings	14,464	11,632
Accumulated other comprehensive loss	(5,535)	(4,718)
Total shareholders’ equity	9,103	7,132
Total liabilities and shareholders’ equity	$37,943	$35,128

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2018	2017
Operating activities
Net earnings	$2,572	$1,848
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	534	323
Stock-based compensation	82	66
Deferred income taxes	176	86
Changes in assets and liabilities:
Accounts receivable, net	(52)	(368)
Unbilled receivables, net	(898)	(1,049)
Inventoried costs, net	(102)	(20)
Prepaid expenses and other assets	(109)	(95)
Accounts payable and other liabilities	(125)	80
Income taxes payable, net	(114)	(58)
Retiree benefits	(447)	235
Other, net	(67)	(42)
Net cash provided by operating activities	1,450	1,006

Investing activities
Acquisition of Orbital ATK, net of cash acquired	(7,657)	—
Capital expenditures	(786)	(650)
Other, net	23	21
Net cash used in investing activities	(8,420)	(629)

Financing activities
Payments of long-term debt	(2,276)	—
Payments to credit facilities	(314)	—
Net borrowings on commercial paper	499	—
Common stock repurchases	(209)	(393)
Cash dividends paid	(616)	(515)
Payments of employee taxes withheld from share-based awards	(84)	(91)
Other, net	(27)	(41)
Net cash used in financing activities	(3,027)	(1,040)
Decrease in cash and cash equivalents	(9,997)	(663)
Cash and cash equivalents, beginning of year	11,225	2,541
Cash and cash equivalents, end of period	$1,228	$1,878

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
PRELIMINARY PRO FORMA FINANCIAL INFORMATION
CONSOLIDATED OPERATING RESULTS HIGHLIGHTS
(Unaudited)

Effective January 1, 2018, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Accounting Standards Update (ASU) No. 2017-07, Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, using the full retrospective method. The adoption of these standards is reflected in our recast consolidated operating results highlights for each of the periods presented below.

	2016	2017				2017
	Total	Three Months Ended				Total
$ in millions, except per share amounts	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED
Sales	$24,508	$6,267	$6,375	$6,527	$6,634	$25,803
Segment operating income[1]	2,935	726	753	759	721	2,959
Segment operating margin rate[1]	12.0%	11.6%	11.8%	11.6%	10.9%	11.5%
Net FAS/CAS pension adjustment	316	136	137	172	149	594
Unallocated corporate expense and other	(58)	(30)	(35)	(86)	(103)	(254)
Operating income	3,193	832	855	845	767	3,299
Operating margin rate	13.0%	13.3%	13.4%	12.9%	11.6%	12.8%
Interest expense	(301)	(75)	(76)	(73)	(136)	(360)
Other, net	31	16	28	13	53	110
Earnings before income taxes	2,923	773	807	785	684	3,049
Federal and foreign income tax expense	(723)	(133)	(255)	(140)	(506)	(1,034)
Effective income tax rate	24.7%	17.2%	31.6%	17.8%	74.0%	33.9%
Net earnings	$2,200	$640	$552	$645	$178	$2,015
Diluted EPS	12.19	3.63	3.15	3.68	1.01	11.47
Weighted average shares outstanding — Diluted	180.5	176.1	175.5	175.3	175.5	175.6

AS RECAST TO REFLECT ASC TOPICS 606 AND 715
Sales	$24,706	$6,410	$6,473	$6,569	$6,552	$26,004
Segment operating income[1]	2,864	741	759	756	647	2,903
Segment operating margin rate[1]	11.6%	11.6%	11.7%	11.5%	9.9%	11.2%
Net FAS (service)/CAS pension adjustment	457	154	154	170	160	638
Unallocated corporate expense and other	(52)	(33)	(40)	(89)	(103)	(265)
Operating income	3,269	862	873	837	704	3,276
Operating margin rate	13.2%	13.4%	13.5%	12.7%	10.7%	12.6%
Interest expense	(301)	(75)	(76)	(73)	(136)	(360)
Net FAS (non-service) pension (expense) benefit	(141)	(18)	(17)	2	(11)	(44)
Other, net	28	19	32	16	57	124
Earnings before income taxes	2,855	788	812	782	614	2,996
Federal and foreign income tax expense	(699)	(138)	(257)	(139)	(467)	(1,001)
Effective income tax rate	24.5%	17.5%	31.7%	17.8%	76.1%	33.4%
Net earnings	$2,156	$650	$555	$643	$147	$1,995
Diluted EPS	11.94	3.69	3.16	3.67	0.84	11.36
Weighted average shares outstanding — Diluted	180.5	176.1	175.5	175.3	175.5	175.6

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
PRELIMINARY PRO FORMA FINANCIAL INFORMATION
SEGMENT OPERATING RESULTS
(Unaudited)

Effective January 1, 2018, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, using the full retrospective method. The adoption of ASC 606 is reflected in our recast segment operating results for each of the periods presented below.

	2016	2017				2017
	Total	Three Months Ended				Total
$ in millions	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED
Sales
Aerospace Systems	$10,828	$2,898	$2,970	$3,082	$3,005	$11,955
Mission Systems	10,928	2,739	2,781	2,837	3,025	11,382
Technology Services	4,825	1,194	1,175	1,183	1,198	4,750
Intersegment eliminations	(2,073)	(564)	(551)	(575)	(594)	(2,284)
Total	24,508	6,267	6,375	6,527	6,634	25,803

Segment operating income[1]
Aerospace Systems	1,236	312	315	334	298	1,259
Mission Systems	1,445	353	374	363	363	1,453
Technology Services	512	131	134	133	126	524
Intersegment eliminations	(258)	(70)	(70)	(71)	(66)	(277)
Total	$2,935	$726	$753	$759	$721	$2,959

AS RECAST TO REFLECT ASC TOPIC 606
Sales
Aerospace Systems	$10,853	$2,984	$3,003	$3,125	$3,019	$12,131
Mission Systems	11,161	2,800	2,859	2,836	2,975	11,470
Technology Services	4,765	1,190	1,162	1,183	1,152	4,687
Intersegment eliminations	(2,073)	(564)	(551)	(575)	(594)	(2,284)
Total	24,706	6,410	6,473	6,569	6,552	26,004

Segment operating income[1]
Aerospace Systems	1,198	323	320	344	302	1,289
Mission Systems	1,468	359	384	359	340	1,442
Technology Services	456	129	125	124	71	449
Intersegment eliminations	(258)	(70)	(70)	(71)	(66)	(277)
Total	$2,864	$741	$759	$756	$647	$2,903

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Reports Third Quarter 2018 Financial Results	14

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Segment operating income: Total earnings from our four segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP. Segment operating income is reconciled in Table 1.
Segment operating margin rate: Segment operating income as defined above, and reconciled in Table 1, divided by sales. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP.
Cash provided by operating activities before after-tax discretionary pension contribution: Cash provided by operating activities before the after-tax impact of discretionary pension contribution. Cash provided by operating activities before after-tax discretionary pension contribution has been provided for consistency and comparability of financial performance and is reconciled in Table 2.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Free cash flow before after-tax discretionary pension contribution: Free cash flow before the after-tax impact of discretionary pension contribution. Free cash flow before after-tax discretionary pension contribution as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow before after-tax discretionary pension contributions is reconciled in Table 2.

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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media